Exhibit 3.4

BYLAWS
OF
LANDBRIDGE CORPORATION
(AS OF OCTOBER 13, 2026)

Article I

OFFICES
Section 1.1
Registered Office. The address of the registered office of LandBridge Corporation (the “Corporation”) in the State of Texas, and the name of its registered agent at such address, shall be as set forth in the Corporation’s Certificate of Formation, as the same may be amended and/or restated from time to time (the “Certificate of Formation”).
Section 1.2
Additional Offices. The Corporation may, in addition to its registered office in the State of Texas, have such other offices and places of business, both within and outside the State of Texas, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.
Article II

MEETINGS OF SHAREHOLDERS
Section 2.1
Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of Texas, designated by the Board. The Board may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely or partially by means of remote communication pursuant to Section 9.5(b) of these Bylaws. In the absence of any such designation or determination, shareholders meetings shall be held at the Corporation’s principal executive office.
Section 2.2
Annual Meetings. The Board shall designate the date and time of the annual meeting of shareholders. At the annual meeting of shareholders, directors shall be elected and other business properly brought before the meeting in accordance with Section 2.8 of these Bylaws may be transacted. The Board or the chairman of the meeting may postpone, adjourn, reschedule or cancel any previously scheduled annual meeting of shareholders (for any reason or no reason).
Section 2.3
Special Meetings.
(a)
Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of shareholders may be called only by such persons and only in such manner as set forth in the Certificate of Formation. Other than procedural matters, no business may be transacted at any special meeting of shareholders other than the business specified in the Corporation’s notice of such meeting in accordance with Section 2.4 of these Bylaws. The Board or the chairman of the meeting may postpone, adjourn, reschedule or cancel (to the extent permitted under the Texas Business Organizations Code (the “TBOC”)) any previously scheduled special meeting of shareholders (for any reason or no reason).
(b)
A special meeting requested by one or more shareholders holding the requisite percentage specified in the Certificate of Formation (the “Requisite Percentage”) pursuant to the Certificate of Formation (a “Shareholder Requested Meeting”) shall be called by solely by the Secretary and only if the shareholders requesting such meeting provide the information set forth in Section 2.3(c) of these Bylaws below and otherwise comply with the TBOC, the Certificate of Formation, this Section 2.3 and other provisions of these Bylaws, as determined by the Board. The record date as well as the date, time and place of a Shareholder Requested Meeting shall be determined by the Board. For purposes of these Bylaws, any determination to be made by the Board may be made by the Board, a committee of the Board or any officer of the Corporation designated by the Board or a committee of the Board, and any such determination shall be final and binding on the Corporation, its shareholders and any other person so long as made in good faith (without any further requirements).
(c)
In order for a Shareholder Requested Meeting to be called by the Secretary pursuant to Section 2.3(b) of these Bylaws, one or more written requests for a special meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the shareholder(s) that Own(s) (as defined below) the Requisite Percentage (or its or their respective duly authorized agent) must be delivered to the Secretary at the principal executive office of the Corporation and must be accompanied by:
(i)
in the case of any Shareholder Requested Meeting at which director nominations are proposed to be presented, the information and documentation required by Section 3.4 of these Bylaws, including any updates or supplements thereto required pursuant to Section 3.4 of these Bylaws, if applicable;
(ii)
in the case of any Shareholder Requested Meeting at which any business other than director nominations is proposed to be presented, the information and documentation required by Section 2.8(a)(ii) of these Bylaws (as though such provision were applicable to special meetings), as well as any updates or supplements thereto required pursuant to Section 2.8(a)(ii) of these Bylaws, if applicable; and
(iii)
as to each shareholder of the Corporation signing such request, or if such shareholder is a nominee or custodian, the beneficial owner(s) on whose behalf such request is signed, an affidavit by each such person (A) stating the class or series and number of shares of capital stock of the Corporation that he, she, or it Owns as of the date such request was signed; (B) agreeing to (1) update and supplement such affidavit as of the record date for the Shareholder Requested Meeting (and such update and supplement shall be delivered to the Secretary at the principal executive office of the Corporation not later than five (5) Business Days (as defined below) after the record date for such Shareholder Requested Meeting) and as of the date that is ten (10) Business Days prior to the date of the Shareholder Requested Meeting (and such update and supplement shall be delivered to the Secretary at the principal executive office of the Corporation not later than seven (7) Business Days prior to the date of such Shareholder Requested Meeting) and (2) notify the Corporation promptly (and in any event within forty-eight (48) hours) in writing to the Secretary at the principal executive office of the Corporation of any disposition by such person of any shares of capital stock of the Corporation after the record date for such Shareholder Requested Meeting, but prior to the date of the Shareholder Requested Meeting; and (C) acknowledging that in the event of any decrease in the number of shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting Owned by such person at any time before the Shareholder Requested Meeting, (1) such person’s Special Meeting Request shall be deemed to have been revoked with respect to such shares of capital stock of the Corporation comprising such reduction and shall not be counted towards the calculation of the Requisite Percentage, and (2) any reduction that results in the requesting shareholders not Owning the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request. For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.
(d)
One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements of this Section 2.3 and has been dated and delivered to the Secretary within sixty (60) days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request shall not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within five (5) Business Days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder. Any requesting shareholder may revoke his, her, or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive office of the Corporation; provided that if following such revocation, the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a Shareholder Requested Meeting. The determination of the validity of a Special Meeting Request shall be made by the Board. A Special Meeting Request shall not be valid if such Special Meeting Request relates to an item of business that is not a matter on which shareholders are authorized to act under, or that involves a violation of, applicable law. Except as otherwise provided by applicable law or except to the extent previously determined by the Board in connection with a Special Meeting Request, the chair of the Shareholder Requested Meeting shall be appointed by the Chairman of the Board and shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.3 and applicable law and (ii) if any proposed business was not made or proposed in compliance with this Section 2.3 and applicable law, to declare that such proposed business shall not be transacted.
(e)
If none of the shareholders who submitted the Special Meeting Request, or their qualified representatives, appears at the Shareholder Requested Meeting and presents the matters to be presented for consideration that were specified in the Special Meeting Request, the Corporation need not present such matters for a vote at such meeting (notwithstanding that ballots or proxies in respect of such matter may have been received by the Corporation). For purposes of these Bylaws, to be considered a qualified representative of a shareholder, (i) a person must be a duly authorized officer, manager, or partner of such shareholder or must be authorized by a writing executed by such shareholder stating that such person is authorized to act for such shareholder as proxy at such Shareholder Requested Meeting; and (ii) prior to the presentation of such matters at the meeting of shareholders, such person must produce a valid government-issued photo identification, as well as either (A) proof that he, she, or it is a duly authorized officer, manager, or partner of such shareholder or (B) such writing (or a reliable reproduction or electronic transmission of the writing).
(f)
For purposes of these Bylaws, a shareholder or beneficial owner shall be deemed to “Own” only those outstanding shares of the Corporation’s capital stock as to which such person possesses both: (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) purchased by such person or any of its Affiliates (as defined below) in any transaction that has not been settled or closed; (B) sold short by such person or any of its Affiliates; (C) borrowed by such person or any of its Affiliates for any purpose or purchased by such person or any of its Affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person; or (D) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have the purpose or effect of (1) reducing in any manner, to any extent, or at any time in the future, such person’s or any of its Affiliates’ full right to vote or direct the voting of any such shares, or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or any of its Affiliates. For purposes of these Bylaws, a shareholder or beneficial owner shall Own shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. For purposes of these Bylaws, a person shall be deemed to continue to Own shares during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. For purposes of these Bylaws, a person shall also be deemed to continue to Own shares during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on no more than five (5) Business Days’ notice, the person recalls the loaned shares no later than five (5) Business Days after being notified that the Shareholder Requested Meeting will be held (in the case of this Section 2.3) or after being notified that any of its nominees will be included in the Corporation’s proxy materials (in the case of Section 3.4 of these Bylaws), and the person holds the recalled shares through the date of the Shareholder Requested Meeting (in the case of this Section 2.3) or through the date of the annual meeting (in the case of Section 3.4 of these Bylaws). The determination of the extent to which a shareholder or beneficial owner “Owns” any shares of capital stock of the Corporation for these purposes shall be made by the Board. The terms “Owned,” “Owning” and “Ownership” and other variations of the word “Own” shall have correlative meanings in these Bylaws. For purposes of these Bylaws, the term “Affiliates” shall have the meaning given in Rule 12b-2 under the Exchange Act (as defined below).
Section 2.4
Notices. Written notice of each shareholders meeting, whether an annual or special meeting, shall be provided by the Corporation stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 of these Bylaws to each shareholder entitled to vote at such shareholders meeting as of the record date for determining the shareholders entitled to notice of the meeting, by the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting unless otherwise required by Section 21.353 of the TBOC. If said notice is for a special meeting of shareholders, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of shareholders as to which notice has been given may be postponed, adjourned, rescheduled or cancelled (to the extent permitted by the TBOC), by the Board for any reason or no reason upon public announcement (as defined in Section 2.8(c) of these Bylaws) given before the time previously scheduled for such meeting. The meeting may be postponed, adjourned or rescheduled to such date, time, and place, if any, as is specified in the notice of postponement or rescheduling of such meeting. Notwithstanding the foregoing, notice of a shareholder meeting regarding a fundamental business transaction (as defined in the TBOC) must (a) be given to each shareholder of the Corporation not later than twenty-one (21) days prior to the meeting, regardless of whether the shareholder is entitled to vote on the matter, and (b) state that the purpose, or one of the purposes, of the meeting is to consider a fundamental business transaction.
Section 2.5
Quorum. Except as otherwise provided by applicable law, the Certificate of Formation or these Bylaws, the presence, in person or by proxy, at a shareholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series entitled to vote at such meeting shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the shareholders of the Corporation, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.7 of these Bylaws until a quorum shall attend in person or be represented by proxy. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.
Section 2.6
Voting of Shares.
(a)
Voting Lists. The Corporation shall prepare, no later than the eleventh (11th) day before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment or postponement thereof, arranged in alphabetical order, and showing the address of each shareholder, the type of shares held by each shareholder, the number of shares held by each shareholder and the number of votes to which each shareholder is entitled. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Subject to the last sentence of this Section 2.6(a), such list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of at least ten (10) days before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. Such list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number and class or series of shares held by each of them. Failure to comply with the foregoing requirements of this Section 2.6(a) shall not affect the validity of any action taken at a meeting of the shareholders of the Corporation. Except as otherwise provided by law, the share transfer records shall be the only evidence as to who are the shareholders entitled to examine the list of shareholders required by this Section 2.6(a) or to vote in person or by proxy at any meeting of shareholders.
(b)
Manner of Voting. At any shareholders meeting, every shareholder entitled to vote may vote in person or by proxy. Unless otherwise required by the Certificate of Formation, the election of directors shall be by written ballot. If authorized by the Board, the voting by shareholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3 of these Bylaws), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the shareholder or proxy holder. The Board, in its discretion, or the chair of the meeting of shareholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
(c)
Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed in accordance with the procedure established for the meeting, provided that no such proxy shall be valid eleven (11) months after the date of its execution, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 21.368 and 21.369 of the TBOC. A proxy may be in the form of an electronic transmission that sets forth or is submitted with information from which it can be determined that the transmission was authorized by the shareholder as provided in the TBOC. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which white card color shall be reserved for the exclusive use by the Board.
(d)
Required Vote. Subject to the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of any series of Preferred Stock, at all meetings of shareholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote in the election of directors. All matters (other than the election of directors and non-binding advisory votes described below) presented to the shareholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast for or against by the holders of the shares entitled to vote thereon, unless the matter is one upon which, by a provision of applicable law, the Certificate of Formation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the shareholders.
(e)
Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of shareholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of shareholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector. If no inspectors of election or alternates are appointed by the Board, the chair of the meeting may appoint one or more inspectors to act at the meeting. If applicable, each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. If applicable, the inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Any report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting, and shall specify such other information as may be required by law. If there is more than one inspector, the report of a majority shall be the report of the inspectors.
Section 2.7
Adjournments. Any meeting of shareholders, annual or special, may be adjourned by the Board or the chair of the meeting, or, in the case of a meeting called at the request of the shareholders representing a majority of the shares present and entitled to vote at such meeting, by the Secretary of the Corporation at the request of the shareholders, from time to time for any reason or no reason, whether or not there is a quorum, to reconvene at the same or some other place. Unless these Bylaws otherwise require, notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the shareholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date for shareholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2 of these Bylaws, and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 2.8
Advance Notice for Business.
(a)
Annual Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or any authorized committee thereof, (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (x) who is a shareholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.8(a), on the record date for the determination of shareholders entitled to vote at such annual meeting and on the date of the annual meeting, (y) as applicable, is eligible to submit a proposal (as determined pursuant to Article VIII.B. of the Certificate of Formation (any shareholder satisfying the criteria described in (x) and (y) an “Eligible Shareholder”)) and (z) who complies with the notice procedures set forth in this Section 2.8(a). Notwithstanding anything in this Section 2.8(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.4 of these Bylaws will be considered for election at such meeting.
(iv)
In addition to any other applicable requirements, for business (other than director nominations) to be properly brought before an annual meeting by an Eligible Shareholder, other than (A) LandBridge Holdings LLC (including its successors, “LBH”) and (B) any transferee of shares of the Corporation from LBH provided such transferee (a) is an Affiliate of LBH or (b) is party to an agreement with the Corporation, LBH or an Affiliate thereof with respect to the voting of such shares of the Corporation (the “Founding Shareholders”), such Eligible Shareholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for shareholder action. Subject to Section 2.8(a)(iii) of these Bylaws, notice for an Eligible Shareholder, other than any of the Founding Shareholders, to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day before the anniversary date of the public announcement for the immediately preceding annual meeting of shareholders; provided that in the event that the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date (or if there has been no prior annual meeting), notice by the shareholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (x) the close of business on the ninetieth (90th) day before the meeting and (y) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment, recess, rescheduling or postponement of an annual meeting shall not commence a new time period (or extend any notice time period) for the giving of a, Eligible Shareholder’s notice as described in this Section 2.8(a).
(v)
To be in proper written form, notice for an Eligible Shareholder, other than any of the Founding Shareholders, to the Secretary with respect to any business (other than director nominations) to bring before any annual meeting of shareholders must set forth as to each such matter such Eligible Shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such Eligible Shareholder and the name and address of the beneficial owner, if any, or any of their respective Affiliates, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such Eligible Shareholder and by the beneficial owner, if any, or any of their respective Affiliates, on whose behalf the proposal is made, (D) a description of all agreements, arrangements or understandings (whether written or oral) between or among such Eligible Shareholder and the beneficial owner, if any, or any of their respective Affiliates, on whose behalf the proposal is made and any of their affiliates or associates, and any other person or persons (including their names and addresses) in connection with the proposal of such business by such shareholder, (E) any material interest, direct or indirect, of such Eligible Shareholder and the beneficial owner, if any, or any of their respective Affiliates, on whose behalf the proposal is made in such business, other than an interest arising from the ownership of Corporation securities where such Eligible Shareholder or such beneficial owner receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, and (F) a representation that such Eligible Shareholder (or a qualified representative of such Eligible Shareholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. As to the Eligible Shareholder giving the notice and each beneficial owner, if any, or any of their respective Affiliates, on whose behalf the proposal is made (including any Affiliate or Associate (as defined below)), such Eligible Shareholder’s notice must set forth: (1) the name and address of the Eligible Shareholder proposing such business as they appear on the Corporation’s books as of the date of the notice and the name and address of such beneficial owner, if any; (2) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially or of record (within the meaning of Rule 13d-3 under the Exchange Act) by such Eligible Shareholder and such beneficial owner, if any (except that any such person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future); (3) a description of any agreement, arrangement, understanding, or relationship with respect to the proposal between or among such Eligible Shareholder or such beneficial owner or any of their respective Affiliates or Associates and any other person or persons (including their names); (4) a description of any proxy, contract, agreement, arrangement, understanding, or relationship pursuant to which such Eligible Shareholder and such beneficial owner, if any, or any of their respective Affiliates, has a right to vote any shares of any security of the Corporation; (5) a description of any agreement, arrangement, understanding, or relationship (including any hedging transactions and any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, and borrowed or loaned shares (a “Derivative Instrument”)) directly or indirectly owned beneficially by such Eligible Shareholder and such beneficial owner, if any, or any of their respective Affiliates, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk, or benefit from share price changes for, or increase or decrease the voting power of, such Eligible Shareholder or such beneficial owner, with respect to securities of the Corporation; (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Eligible Shareholder or beneficial owner, if any, or any of their respective Affiliates, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (7) any performance-related fees (other than an asset-based fee) that such Eligible Shareholder or beneficial owner, if any, or any of their respective Affiliates, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including any such interests held by members of such Eligible Shareholder’s or beneficial owner’s immediate family sharing the same household; (8) any rights to distributions or dividends on the shares of the Corporation owned beneficially by such Eligible Shareholder or beneficial owner, if any, or any of their respective Affiliates, that are separated or separable from the underlying shares of the Corporation; (9) a representation as to whether such Eligible Shareholder or such beneficial owner, if any, or any of their respective Affiliates, intends or is part of a group that intends to (I) deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, or as applicable pursuant to Article VIII.B. of the Certificate of Formation, to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the Corporation’s outstanding capital stock, and/or (II) otherwise solicit proxies or votes from shareholders in support of such proposal; and (10) any other information relating to such Eligible

Shareholder and such beneficial owner, if any, or any of their respective Affiliates, required to be disclosed in a proxy statement required to be made in connection with a contested solicitation of proxies for the proposal pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of these Bylaws, the term “Associates” shall have the meaning given in Rule 12b-2 under the Exchange Act. An Eligible Shareholder, other than any of the Founding Shareholders, providing notice of any business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.8 shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation (I) not later than five (5) Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and (II) not later than seven (7) Business Days prior to the date for the meeting or any adjournment, recess, rescheduling, or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof).
(vi)
Subject to compliance with Article VIII.B. of the Certificate of Formation, the foregoing notice requirements of this Section 2.8(a) shall be deemed satisfied by an Eligible Shareholder as to any proposal (other than nominations) if the Eligible Shareholder has notified the Corporation of such shareholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such Eligible Shareholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in the Certificate of Formation and this Section 2.8(a). If the Board or the chair of the annual meeting determines that any shareholder proposal was not made in accordance with the provisions of the Certificate of Formation or this Section 2.8(a) or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Section 2.8(a), such proposal shall not be presented for action at the annual meeting. Further, the Board may, in its discretion, exclude from any proxy materials sent to shareholders any matters that may properly be excluded under the Exchange Act, Securities and Exchange Commission (“SEC”) rules, or other applicable laws. Notwithstanding the foregoing provisions of this Section 2.8(a), if the Eligible Shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(vii)
In addition to the provisions of this Section 2.8(a), an Eligible Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.
(b)
Special Meetings of Shareholders. Other than procedural matters, only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting in accordance with Section 2.4 of these Bylaws and Article VIII.B of the Certificate of Formation. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.4 of these Bylaws and Article VIII.B of the Certificate of Formation.

(c)
Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).
(d)
Founding Shareholder Proposals. Notwithstanding anything to the contrary contained in this Section 2.8, the notice and other procedures set forth in this Section 2.8 shall not apply to any Founding Shareholder proposing business. For any such business to be properly brought before an annual or special meeting of shareholders by any Founding Shareholder, such Founding Shareholders shall submit a reasonably detailed notice thereof to the Secretary at the principal executive offices of the Corporation not later than the later of (i) the close of business on the thirtieth (30th) day prior to the date the Corporation first files its preliminary or definitive proxy statement related to such meeting with the SEC pursuant to the Exchange Act or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting, and such Founding Shareholder and the Corporation shall cooperate reasonably and in good faith with respect to the inclusion of such matters to be considered at such meeting.
Section 2.9
Conduct of Meetings. The chair of each annual and special meeting of shareholders shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer of the Corporation if he or she is a director, or in the absence (or inability or refusal to act) of the Chief Executive Officer, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be determined and announced at the meeting by the chair of the meeting, and after the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chair of any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) regulating the opening and closing of the polls for balloting and matters that are to be voted on by ballot; (c) rules and procedures for maintaining order at the meeting and the safety of those present (including rules and procedures regarding the manner of voting, conduct of discussion or removal of disruptive persons from the meeting); (d) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants or to the number of questions or comments by an individual participant; and (g) restrictions on the use of cellphones, audio or video recording devices or other electronic devices at the meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting may, if the facts warrant, determine and declare to the meeting that a matter, nomination or other business was not properly brought before the meeting. If the chair of the meeting should so determine, the chair of the meeting shall so declare to the meeting, and any such matter, nomination or other business declared not to be properly brought before the meeting shall not be transacted or considered. The secretary of each annual and special meeting of shareholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

Article III

DIRECTORS
Section 3.1
Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, subject to any limitation imposed by applicable law, the Certificate of Formation, or these Bylaws.
Section 3.2
Number of Directors. Subject to the Certificate of Formation, the rights of the holders of any series of Preferred Stock to elect directors, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board, but shall not be less than seven (7). No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
Section 3.3
Chair and Vice Chair of the Board. The Chair of the Board will preside at all meetings of the Board and of the shareholders at which the Chair will be present. The Chair of the Board will have and may exercise such powers as are, from time to time, assigned to the Chair by the Board and as may be provided by law. The Chair of the Board shall make reports to the Board and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chair of the Board may also serve as Chief Executive Officer, if so appointed by the Board. The Vice Chair of the Board, if any, will have and may exercise such powers as are, from time to time, assigned to such person by the Board and as may be provided by law.
Section 3.4
Advance Notice for Nomination of Directors.
(a)
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the Certificate of Formation or the terms of one or more series of Preferred Stock. Nominations of persons for election to the Board at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or any authorized committee thereof or (ii) by any shareholder of the Corporation (x) who is a shareholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.4, on the record date for the determination of shareholders entitled to vote at such meeting and at the time of such meeting and (y) who complies with the notice procedures and other requirements set forth in this Section 3.4 and with applicable law.
(b)
In addition to any other applicable requirements and subject to the terms of the Certificate of Formation, for a nomination to be made by a shareholder, other than any of the Founding Shareholders, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, the notice of a shareholder, other than any of the Founding Shareholders, to the Secretary must be received by the Secretary at the principal executive office of the Corporation (i) in the case of an annual meeting, not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day before the anniversary date of the public announcement for the immediately preceding annual meeting of shareholders; provided that in the event that the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date (or if there has been no prior annual meeting), notice by the shareholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (x) the close of business on the ninetieth (90th) day before the meeting and (y) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, recess, rescheduling or postponement of an annual meeting or special meeting commence a new time period (or extend any notice time period) for the giving of a shareholder’s notice as described in this Section 3.4.
(c)
Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the ninetieth (90th) day prior to the anniversary date of the immediately preceding annual meeting of shareholders, a shareholder’s notice required by this Section 3.4 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the date on which such public announcement was first made by the Corporation.
(d)
To be in proper written form, the notice of a shareholder, other than any of the Founding Shareholders, to the Secretary must (i) set forth as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (E) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings (whether written or oral) during the past three (3) years, and any other material relationships between or among such shareholder and beneficial owner, if any, and their respective Affiliates and Associates, on the one hand, and each proposed nominee, and his or her respective Affiliates and Associates, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Securities Act of 1933 if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or Associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (ii) be accompanied by (A) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected and (B) a completed signed questionnaire and written representation and agreement, as required by Section 3.4(g) of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and that the Corporation believes could be material to a reasonable shareholder’s understanding of the independence (both from management and from the shareholder and beneficial owner, if any) and qualifications of such proposed nominee. As to the shareholder, other than any of the Founding Shareholders, giving the notice and each beneficial owner, if any, on whose behalf the nomination is made (including any Affiliate or Associate), such shareholder’s notice must set forth: (1) the information required by Section 2.8(a)(ii)(1) through (2) and (4) through (8) of these Bylaws, (2) a description of all arrangements or understandings relating to the nomination to be made by such shareholder among such shareholder, the beneficial owner, if any, on whose behalf the nomination is made, and any of their respective Affiliates or Associates, each proposed nominee and any other person or persons (including their names), (3) a representation that such shareholder (or a qualified representative of such shareholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and a representation that such beneficial owner, if any, is the beneficial owner of stock of the Corporation and (4) any other information relating to such shareholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A shareholder, other than any of the Founding Shareholders, providing notice of any nomination proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.4(d) shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation (I) not later than five (5) Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and (II) not later than seven (7) Business Days prior to the date for the meeting or any adjournment, recess, rescheduling, or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof).
(e)
If the Board or the chair of the meeting of shareholders determines that any nomination was not made in accordance with the provisions of this Section 3.4, or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Section 3.4, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.4, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
(f)
In addition to the provisions of this Section 3.4, a shareholder shall also comply with all of the applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder related to the submission of director nominations and related solicitation of proxies. Nothing in this Section 3.4 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Formation.
(g)
These Bylaws shall not be deemed to require inclusion in the Corporation’s proxy statement any nominations or proposals of shareholders which the Corporation is not otherwise required to include in its proxy statement.
(h)
To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to this Section 3.4, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under these Bylaws and applicable law) to the Secretary at the principal executive office of the Corporation (i) a written questionnaire (in the form provided by the Secretary upon written request by a shareholder of record) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and (ii) a written representation and agreement (in the form provided by the Secretary upon written request by a shareholder of record) that such person (A) is not and will not become a party to (1) any agreement, arrangement, or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement, or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person’s nomination, candidacy, service, or action as a director of the Corporation that has not been disclosed to the Corporation; and (C) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law, applicable stock exchange rules, the Corporation’s Code of Business Conduct and Ethics, and any other policies and guidelines of the Corporation applicable to members of the Board and any applicable Board committee(s).
(i)
Notwithstanding anything herein to the contrary, if (i) any shareholder providing notice pursuant to this Section 3.4 or each beneficial owner, if any, on whose behalf the nomination is made (including any Affiliate or Associate) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) (A) such person subsequently either (1) notifies the Corporation that such person no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (2) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (B) no other shareholder that has provided notice pursuant to this Section 3.4 or any beneficial owner, if any, on whose behalf the nomination was made (including any Affiliate or Associate) (x) has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such proposed nominee to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any shareholder providing notice pursuant to this Section 3.4 or each beneficial owner, if any, on whose behalf the nomination is made (including any Affiliate or Associate) provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such person shall deliver to the Secretary, no later than five (5) Business Days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(j)
Notwithstanding anything to the contrary contained in this Section 3.4, the notice and other procedures set forth in this Section 3.4 shall not apply to any Founding Shareholder proposing nominees. For any nomination to be properly brought before an annual or special meeting by any Founding Shareholder, such Founding Shareholder shall submit a reasonably detailed notice thereof to the Secretary at the principal executive offices of the Corporation not later than the later of (i) the close of business on the thirtieth (30th) day prior to the date the Corporation first files its preliminary or definitive proxy statement related to such meeting with the SEC pursuant to the Exchange Act or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting, and such Founding Shareholder and the Corporation shall cooperate reasonably and in good faith with respect to the inclusion of such matters to be considered at such meeting.
Section 3.5
Designation of Directors by LBH
(a)
The Corporation and the Founding Shareholders shall take all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Corporation that requires a vote or other action on the part of the Board, to the extent such action is consistent with the duties (including fiduciary duties, if any) that the Corporation’s directors have in such capacity) necessary to cause to be elected to the Board, and to cause to continue in office, the number of directors consistent with clauses (i) through (iv) of this Section 3.5(a), including (i) voting or providing a written consent or proxy with respect to Class A Shares or Class B Shares or other Company Securities owned of record or Beneficially Owned, (ii) causing the adoption of shareholders’ resolutions and amendments to the organizational documents of the Corporation, (iii) causing members of the Board (to the extent such members were designated by the Person obligated to undertake the action) to act (subject to any applicable duties (including fiduciary duties, if any)) in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments and (v) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result (“Necessary Actions”):
(i)
a number of directors equal to a majority of the Board, plus one director, all of which shall be designated by LBH, for so long as the Founding Shareholders have Beneficial Ownership of at least forty percent (40%) of the voting power of the Corporation;
(ii)
a number of directors equal to three directors, all of which shall be designated by LBH, for so long as the Founding Shareholders have Beneficial Ownership of less than forty percent (40%) but at least thirty percent (30%) of the voting power of the Corporation;
(iii)
a number of directors equal to two directors, all of which shall be designated by LBH, for so long as the Founding Shareholders have Beneficial Ownership of less than thirty percent (30%) but at least twenty percent (20%) of the voting power of the Corporation; and
(iv)
one director designated by LBH, for so long as the Founding Shareholders have Beneficial Ownership of less than twenty percent (20%) but at least ten percent (10%) of the voting power of the Corporation.
(b)
For so long as LBH is entitled to designate one or more directors pursuant to this Section 3.5, LBH will have the right to remove any director previously designated by it to the Board (with or without cause), from time to time and at any time, from the Board, exercisable upon written notice to the Corporation, and, upon such notification, the Corporation will take all Necessary Action to cause such removal within seven days of receipt of such notice.
(c)
The Corporation agrees to include in the slate of director nominees recommended by the Board those persons designated by LBH in accordance with this Section 3.5 and to take all Necessary Actions to cause the election of each such designee to the Board, including nominating such designees to be elected as directors, in each case subject to applicable law.
(d)
In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is designated by LBH in accordance with this Section 3.5, the Corporation shall take all Necessary Action to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of LBH. In the event that the size of the Board is expanded, the Corporation shall take all Necessary Action to cause the Board to continue to have the number of LBH’s designees that correspond to the requirements of this Section 3.5.
(e)
In the event that at any time the number of directors entitled to be designated by LBH pursuant to this Section 3.5 decreases, LBH shall take all Necessary Action to cause a sufficient number of directors designated by LBH to resign from the Board and/or not stand for re-election not later than the end of each such designated director’s then existing term such that the number of designated directors after such resignation(s) equals the number of directors LBH is then entitled to designate pursuant to this Section 3.5. If any vacancy is created by such resignation prior to the end of a resigning director’s then existing term, such position may remain vacant until the next annual meeting of shareholders of the Corporation or be filled by a majority vote of the Board. Such designated director need not resign from the Board at or prior to the end of such director’s term if the Corporation’s nominating committee advises such director that it intends to recommend the nomination of such director for election at the next annual meeting coinciding with the end of such director’s term, or otherwise (and for the avoidance of doubt, such director shall no longer be considered a designee of LBH).

(f)
For the avoidance of doubt, the rights granted to LBH by the Corporation to designate directors are additive to, and not intended to limit in any way, the rights of LBH to nominate or elect to remove directors under the Certificate of Formation or the TBOC.
(g)
The Corporation is subject to certain corporate governance and independence standards, including with respect to the composition of the Board and certain committees thereof, under applicable U.S. federal securities law and certain U.S. stock exchange listing requirements applicable to the Corporation (“Applicable Independence Standards”). At such times as the Corporation is required by applicable law, or U.S. stock exchange listing standards applicable to the Corporation, to have a certain number of independent directors serving on the Board and/or any committee thereof (subject in each case to any applicable phase-in periods), LBH shall designate such number of designees that qualify as independent directors necessary to satisfy the Applicable Independence Standards prior to the Trigger Event (as defined herein), after which independent directors will be nominated by action of the majority of the Board or applicable Board committee or shareholders acting in compliance with Section 3.4.
(h)
For so long as LBH is entitled to designate one or more directors to the Board pursuant to Section 3.5, subject to the Applicable Independence Standards, the Corporation shall take all Necessary Action to cause to be appointed to any committee of the Board a number of directors designated by LBH that is up to the number of directors that is proportionate (rounding up to the next whole director) to the representation that LBH is entitled to designate to the Board. LBH shall not be required to have its directors represented on any committee and any failure to exercise such right in Section 3.5 in a prior period shall not constitute any waiver of such right in a subsequent period.
(i)
For purposes of this Section 3.5, a person shall be deemed to “Beneficially Own” or have “Beneficial Ownership” of such securities if such person is deemed to be a “beneficial owner” thereof within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act.
Section 3.6
Compensation. Unless otherwise restricted by the Certificate of Formation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, for attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members or chairs of committees of the Board may be allowed reimbursement of expenses and additional compensation for service on or chairing the committee.
Article IV

BOARD MEETINGS
Section 4.1
Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Texas) as shall from time to time be determined by the Board.
Section 4.2
Special Meetings. Special meetings of the Board (a) may be called by the Chair of the Board or the Chief Executive Officer of the Corporation and (b) shall be called by the Chair of the Board or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Texas) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3 of these Bylaws, to each director (i) at least twenty-four (24) hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two (2) days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five (5) days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Formation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4 of these Bylaws.
Section 4.3
Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Formation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present at such meeting may adjourn the meeting from time to time without further notice other than announcement at the meeting unless (A) the date, time and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 4.2 of these Bylaws shall be given to each director, or (B) the meeting is adjourned for more than twenty-four (24) hours, in which case the notice referred to in clause (A) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.
Section 4.4
Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if (a) prior to the Trigger Event, the majority of the members of the Board or committee or (b) from and after the Trigger Event, all of the members of the Board or committee, as the case may be, entitled to vote thereon, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 4.5
Organization. The chair of each meeting of the Board shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, a chair elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.
Section 4.6
Board Observer. For so long as LBH is entitled to designate one or more directors to the Board pursuant to Section 3.5 of these Bylaws, it shall also have the right to appoint up to a number of board observers (a “Board Observer”) equal to the number of directors it is entitled to designate pursuant to Section 3.5 of these Bylaws. A Board Observer shall be entitled to attend all meetings (including telephonic meetings) of the Board and its committees and receive all related materials of the Board and its committees as an observer. LBH may at any time replace any individual then serving as a Board Observer with another individual appointed by LBH to serve as a successor Board Observer. No Board Observer shall in any circumstance have any right to participate in any vote, consent or other action of the Board and its committees; provided that a Board Observer shall execute a confidentiality agreement reasonably acceptable to the Corporation.

Article V

COMMITTEES OF DIRECTORS
Section 5.1
Establishment. The Board may by resolution designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.
Section 5.2
Available Powers. Any committee established pursuant to Section 5.1 of these Bylaws, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to (i) amending the Certificate of Formation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 21.416(c)(1) of the TBOC, establish series of shares, increase or decrease the number of shares in a series or eliminate a series of shares as authorized by Section 21.155 of the TBOC), (ii) proposing a reduction of stated capital under Sections 21.253 and 21.254 of the TBOC, (iii) approving a plan of merger, share exchange or conversion of the Corporation, (iv) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation not made in the usual and regular course of its business, (v) recommending to the shareholders a voluntary winding up and termination or revocation of a voluntary winding up and termination, (vi) amending, altering, or repealing these Bylaws or adopting new bylaws, (vii) filling vacancies on the Board; (viii) filling vacancies on or designating alternate members of a committee of the Board, (ix) filling a vacancy to be filled because of an increase in the number of directors, (x) electing or removing officers of the Corporation or members or alternate members of a committee of the Board; (xi) setting the compensation of the members or alternate members of a committee of the Board or (xii) amending or repealing a resolution of the Board that states that it may not be amended or repealed by a committee of the Board.
Section 5.3
Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.
Section 5.4
Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Formation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, a majority of the members of the committee present at such meeting of the committee may adjourn the meeting from time to time without further notice other than announcement at the meeting unless (A) the date, time and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 4.2 of these Bylaws shall be given to each director, or (B) the meeting is adjourned for more than twenty-four (24) hours, in which case the notice referred to in clause (A) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.
Section 5.5
Subcommittees. Unless otherwise provided in the Certificate of Formation, these Bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
Article VI

OFFICERS
Section 6.1
Officers. The officers of the Corporation elected by the Board shall be a President, a Secretary and such other officers (including without limitation, a Chief Executive Officer, Executive Vice Presidents, Vice Presidents, Assistant Secretaries, a Treasurer and Assistant Treasurers) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Section 6.1. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof or, with respect to any Executive Vice President, Vice President, Treasurer or Secretary, the Chief Executive Officer or President, if any. The Chief Executive Officer or President, if any, may also appoint such other officers (including without limitation one or more Vice Presidents) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the Chief Executive Officer or President, as the case may be.
(a)
Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall act in a general executive capacity subject to the oversight of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.
(b)
President. The President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board. In the absence (or inability or refusal to act) of the Chair of the Board and the Chief Executive Officer, the President (if he or she shall be a director) may preside when present at all meetings of the Board and be the chair of the meeting at all shareholder meetings, in each case, as determined by the Board.
(c)
Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President, if any, shall have such powers and shall perform such duties as the Board, the Chief Executive Officer or the President may assign.
(d)
Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders; he or she shall see that all notices are duly given in accordance with the provisions of the Certificate of Formation, these Bylaws and as required by applicable law; he or she shall be custodian of the records and the seal of the Corporation (if any) and shall have the authority to affix and attest the seal to all certificates of the Corporation and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal (if any); and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chief Executive Officer or the President.
(e)
Assistant Secretaries. Each Assistant Secretary may, in the absence or disability of the Secretary, or at his or her request or the request of the Chief Executive Officer or the President, perform the duties and exercise the powers of the Secretary, and will perform other duties as the Board, the Chief Executive Officer, the President, or the Secretary may assign. In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board and of the shareholders will be recorded by the person designated by the Chief Executive Officer, the President or by the Board.
(f)
Treasurer.
(i)
The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board, the Chief Executive Officer or the President.
(ii)
Each Assistant Treasurer may, in the absence or disability of the Treasurer, or at his or her request or the request of the Chief Executive Officer or the President, perform the duties and exercise the powers of the Treasurer, and will perform other duties as the Board, the Chief Executive Officer, the President, or the Treasurer may assign.
Section 6.2
Removal; Vacancies. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or the President may also be removed, with or without cause, by the Chief Executive Officer or the President unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or the President may be filled by the Chief Executive Officer or the President unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.
Section 6.3
Multiple Officeholders. Any number of offices may be held by the same person.
Section 6.4
Representation of Shares of Other Corporations. Unless otherwise directed by the Board, the Chief Executive Officer or the President of the Corporation, or any other person authorized by the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
Article VII

SHARES
Section 7.1
Uncertificated Shares. Notwithstanding anything to the contrary herein, unless the Board shall determine otherwise in respect of some or all of any or all classes of shares, the shares of the Corporation will be uncertificated. Any certificates representing shares of the Corporation shall be in such form as shall be approved by the Board of Directors and will be signed by the Chair of the Board (if then an officer), Chief Executive Officer, the President or any Executive Vice President or Vice President of the Corporation and either the Secretary or an Assistant Secretary of the Corporation. The signature of any such officer on any such share certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed on any such share certificate will have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation will send to the registered owner of the uncertificated shares a written notice that sets forth all of the information required by Section 3.205 of the TBOC. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares, if any, of the same class and series will be identical. No requirement of the TBOC with respect to matters to be set forth on certificates representing shares of the Corporation will apply to or affect certificates outstanding when the requirement first becomes applicable to the certificates; but the requirements will apply to all certificates thereafter issued whether in connection with an original issue of shares, a transfer of shares, or otherwise.
Section 7.2
Multiple Classes and/or Series of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.
Section 7.3
Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chair of the Board (if then an officer), the Chief Executive Officer, the President or any Executive Vice President or Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.
Section 7.4
Consideration and Payment for Shares.
(a)
Subject to applicable law and the Certificate of Formation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed, securities of the Corporation or any other organization or any other property of any kind or nature, or any combination thereof.
(b)
Subject to applicable law and the Certificate of Formation, shares may not be issued until the full amount of the consideration has been paid.
Section 7.5
Lost, Destroyed or Wrongfully Taken Certificates.
(a)
If an owner of a certificate representing shares claims that such certificate has been lost, stolen or destroyed, the Corporation shall issue either a new certificate representing such shares or such shares in uncertificated form, in either case, if the owner notifies the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed, provides an affidavit of that fact acceptable to the Corporation and executes an agreement acceptable to the Corporation (and, if required by the Corporation, posts a bond in such amount as the Corporation may determine is reasonably necessary) to indemnify the Corporation from any loss incurred by it in connection with such certificate.
(b)
If a certificate representing shares has been lost, apparently destroyed or stolen, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or theft and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.
Section 7.6
Transfer of Shares. Shares of the Corporation will be transferable in the manner prescribed by law, in the Certificate of Formation, these Bylaws or an agreement between the Corporation and one or more shareholders. Transfers of shares will be made on the books of the Corporation only by the holder of record thereof or by such other person as may under law be authorized to endorse such shares for transfer or by such shareholder’s attorney lawfully constituted in writing. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Except as otherwise provided by law, if an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested. No transfer of shares will be valid as against the Corporation for any purpose until it will have been entered in the share transfer records of the Corporation by an entry showing from and to what person those shares were transferred.
Section 7.7
Registered Shareholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the share transfer records and the other books and records of the Corporation, vote such shares, receive distributions or dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.
Section 7.8
Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.
Article VIII

INDEMNIFICATION
Section 8.1
Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent or other representative of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent or other representative (as defined by the TBOC) of another corporation or of a partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action or omission in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided that, except as provided in Section 8.4 of these Bylaws with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board. An Indemnitee shall not be denied indemnification in whole or in part under this Article VIII because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the Certificate of Formation, the Bylaws and other governing documents of the Corporation. Any liabilities that an Indemnitee incurs resulting from acting on behalf of the Corporation (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Article VIII, to the maximum extent permitted by applicable law.
Section 8.2
Right to Witness Expenses. The Corporation shall pay or reimburse reasonable expenses (including attorneys’ fees) incurred by an Indemnitee in connection with the Indemnitee’s appearance as a witness or other participation in a proceeding at a time when the person is not a respondent in the proceeding.
Section 8.3
Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1 of these Bylaws, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided that, if the TBOC requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 8.3 or otherwise and a written affirmation by such Indemnitee of the Indemnitee’s good faith belief that such Indemnitee has met the standard of conduct necessary for indemnification under Chapter 8 of the TBOC.
Section 8.4
Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.3 of these Bylaws is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 8.4 or otherwise shall be on the Corporation.
Section 8.5
Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Formation, these Bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise.
Section 8.6
Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.
Section 8.7
Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board and to the extent permitted by the TBOC, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.
Section 8.8
Written Report of Indemnification or Advancement to Directors. To the extent required by applicable law, the Corporation shall report in writing to the shareholders of any indemnification or advancement of expenses to or on behalf of a director. Such report shall be made not later than the first anniversary of the date of such indemnification or advancement, and it shall be made with or before (1) the notice or waiver of notice of the next meeting of the shareholders or (2) the next submission to the shareholders of a consent to action without a meeting.
Section 8.9
Amendments. Any repeal or amendment of this Article VIII by the Board or the shareholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
Section 8.10
Certain Definitions. For purposes of this Article VIII (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interest of the Corporation for purposes of Section 8.101 of the TBOC.
Section 8.11
Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
Section 8.12
Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Article IX

MISCELLANEOUS
Section 9.1
Place of Meetings. If the place of any meeting of shareholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal executive office of the Corporation; provided, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 of these Bylaws, then such meeting shall not be held at any place.
Section 9.2
Fixing Record Dates.
(a)
In order that the Corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the Business Day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) of these Bylaws at the adjourned meeting.
(b)
In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 9.3
Means of Giving Notice.
(a)
Notice to Directors. Whenever under applicable law, the Certificate of Formation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally, or by telephone, when actually received by the director, (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (D) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (E) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.
(b)
Notice to Shareholders. Whenever under applicable law, the Certificate of Formation or these Bylaws notice is required to be given to any shareholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the shareholder, to the extent permitted by, and subject to the conditions set forth in the TBOC. A notice to a shareholder shall be deemed given as follows: (A) if given by hand delivery, when actually received by the shareholder, (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the shareholder at the shareholder’s address appearing on the share transfer records of the Corporation, (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the shareholder at the shareholder’s address appearing on the share transfer records of the Corporation, and (D) if given by a form of electronic transmission consented to by the shareholder to whom the notice is given and otherwise meeting the requirements set forth above, (1) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice, (2) if by a posting on an electronic network together with separate notice to the shareholder of such specified posting, upon the later of (I) such posting and (II) the giving of such separate notice, and (3) if by any other form of electronic transmission, when directed to the shareholder. A shareholder may revoke such shareholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (I) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (II) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c)
Notice to the Corporation. Written notice from any shareholder to the Corporation (including pursuant to Section 2.8(a), (b) and (d) of Article II and Section 3.4 of Article III) shall, unless otherwise required by law, be by hand or certified or registered U.S. mail, postage prepaid, return receipt requested, or courier services, charges prepaid to, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Such notice shall be deemed to have been given when received by the Secretary of the Corporation at the principal executive office of the Corporation. Written notice from any director to the Corporation shall be given by United States mail or other means of written communication (including electronic transmission), with postage and fees thereon prepaid, to, and received by, the Secretary of the Corporation at the principal executive office of the Corporation. Such notice shall be deemed to have been given when received by the Secretary of the Corporation.
(d)
Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
(e)
Notice to Shareholders Sharing Same Address. To the extent permitted under the TBOC, without limiting the manner by which notice otherwise may be given effectively by the Corporation to shareholders, any notice to shareholders given by the Corporation under any provision of the TBOC, the Certificate of Formation or these Bylaws shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given. A shareholder may revoke such shareholder’s consent by delivering written notice of such revocation to the Corporation. Any shareholder who fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.
(f)
Exceptions to Notice Requirements. Whenever notice is required to be given by the Corporation, under any provision of the TBOC, the Certificate of Formation or these Bylaws, to any shareholder to whom (i) notice of two consecutive annual meetings of shareholders and all notices of shareholder meetings or of the taking of action by written consent of shareholders without a meeting to such shareholder during the period between such two consecutive annual meetings, or (ii) all, and at least two payments (if sent by first-class mail) of distributions or interest on securities during a 12-month period, have been mailed by first class mail addressed to such shareholder at such shareholder’s address as shown on the ownership records of the Corporation and have been returned undeliverable, the giving of such notice to such shareholder shall not be required. To the extent permitted by the TBOC, notice of a meeting is not required to be given to a shareholder entitled to notice under any provision of the TBOC, the Certificate of Formation or these Bylaws if the person entitled to notice of the meeting is considered a lost securityholder under the Exchange Act and the regulations adopted under the Exchange Act. Any action or meeting that shall be taken or held without notice to any such shareholder shall have the same force and effect as if such notice had been duly given to any such shareholder. If any such shareholder shall deliver to the Corporation a written notice setting forth such shareholder’s then current address, the requirement that notice be given to such shareholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate or other document with the Secretary of State of Texas or otherwise, the certificate or other document need not state that notice was not given to persons to whom notice was not required to be given pursuant to the TBOC.
Section 9.4
Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Formation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened, provided that such person expresses such objection at the outset of the meeting.
Section 9.5
Meeting Attendance via Remote Communication Equipment.
(a)
Shareholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders entitled to vote at such meeting and proxy holders not physically present at a meeting of shareholders may, by means of remote communication:
(i)
participate in a meeting of shareholders; and
(ii)
be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely or partially by means of remote communication; provided that (A) the Corporation shall implement reasonable measures to verify that every person voting at the meeting by means of remote communication is sufficiently identified, (B) the Corporation shall implement reasonable measures to provide each shareholder entitled to vote at the meeting, or the shareholder’s proxy holders, a reasonable opportunity to vote on matters submitted to the shareholders and read or hear the proceedings of the meeting substantially concurrently with those proceedings, and (C) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be kept by the Corporation.
(b)
Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Formation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 9.6
Distributions and Dividends. The Board may from time to time declare, and the Corporation may pay, distributions or dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Formation.
Section 9.7
Reserves. The Board may set apart out of the funds of the Corporation available for distributions or dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
Section 9.8
Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Formation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 9.9
Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10
Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 9.11
Books and Records. The books and records of the Corporation may be kept within or outside the State of Texas at such place or places as may from time to time be designated by the Board.
Section 9.12
Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
Section 9.13
Amendments. The Board shall have the power to adopt, amend, alter or repeal these Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal these Bylaws. These Bylaws also may be adopted, amended, altered or repealed by the shareholders; provided that in addition to any vote required by applicable law or the Certificate of Formation, the following vote shall be required for the shareholders to adopt, amend, alter or repeal these Bylaws: (A) prior to the first date on which the Founding Shareholders no longer collectively beneficially own or control the voting of more than forty percent (40%) of the voting power of all of the then issued and outstanding capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class (the “Trigger Event”), by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class and (B) from and after the Trigger Event, by the affirmative vote of the holders of at least two-thirds (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class. The Board shall not approve any amendment, alteration or repeal of any provision of these Bylaws, or the adoption of any new Bylaw, without the approval of the Founding Shareholders.

Notwithstanding the foregoing, the Board, without the approval of any Founding Shareholder, may amend any provision of these Bylaws, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (a) a change in the name of the Corporation, the location of the principal place of business of the Corporation, the registered agent of the Corporation or the registered office of the Corporation; (b) a change that, in the sole discretion of the Board, (i) does not adversely affect the rights of shareholders (including adversely affecting the holders of any particular class or series of shares of capital stock as compared to other holders of other classes or series of shares of capital stock of the Corporation) in any material respect or (ii) is necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the TBOC); (c) a change in the fiscal year or taxable year of the Corporation and any other changes that the Board determines to be necessary or appropriate resulting from a change in the fiscal year or taxable year of the Corporation; (d) an amendment that the Board determines, based on the advice of counsel, to be necessary or appropriate to prevent the Corporation or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor; (e) an amendment that (i) sets forth the designations, rights, preferences, powers and duties of any class or series of shares of capital stock of the Corporation or (ii) the Board determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of shares of capital stock of the Corporation; (f) an amendment that the Board determines to be necessary or appropriate to reflect and account for the formation by the Corporation of, or investment by the Corporation in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Corporation of activities; or (g) any other amendments substantially similar to the foregoing.